UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2021

MARTIN MARIETTA MATERIALS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	1-12744	56-1848578
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4123 Parklane Avenue, Raleigh, North Carolina	27612
(Address of principal executive offices)	(Zip Code)

(919) 781-4550
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MLM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 2, 2021, Martin Marietta Materials, Inc. (“Martin Marietta”) issued $700 million aggregate principal amount of 0.650% Senior Notes due 2023 (the “2023 Notes”), $900 million aggregate principal amount of 2.400% Senior Notes due 2031 (the “2031 Notes”) and $900 million aggregate principal amount of 3.200% Senior Notes due 2051 (the “2051 Notes” and, together with the 2023 Notes and the 2031 Notes, the “Notes”) pursuant to a base indenture, dated as of May 22, 2017 (the “Base Indenture”), as amended and supplemented from time to time, including by the Fourth Supplemental Indenture, dated as of July 2, 2021 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) between Martin Marietta and Regions Bank, as trustee (the “Trustee”), governing the Notes.

The 2023 Notes will mature on July 15, 2023 and will accrue interest at a rate of 0.650% per annum.  The 2031 Notes will mature on July 15, 2031 and will accrue interest at a rate of 2.400% per annum.  The 2051 Notes will mature on July 15, 2051 and will accrue interest at a rate of 3.200% per annum.  Interest on each series of the Notes will be paid semiannually on the 15th day of January and July, commencing January 15, 2022.

The Notes are Martin Marietta’s senior unsecured obligations and rank equally in right of payment with all of its existing and future senior indebtedness and will rank senior in right of payment to all of its future subordinated indebtedness.  The Notes are effectively subordinated to all of Martin Marietta’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness.  The Notes are not guaranteed by any of Martin Marietta’s subsidiaries and are structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade accounts payable) and preferred equity of Martin Marietta’s subsidiaries.

The net proceeds of the 2031 Notes and the 2051 Notes are expected to be used, together with cash on hand, to pay the consideration for Martin Marietta’s previously announced acquisition of the Lehigh West Region Business (the “Acquisition”) and to pay related fees and expenses. The net proceeds of the 2023 Notes are expected to be used for general corporate purposes, which may include funding acquisitions (including without limitation the Acquisition) or repaying indebtedness.

Special Mandatory Redemption. If (i) the Acquisition is not consummated prior to March 31, 2022, (ii) the securities purchase agreement in respect of the Acquisition is terminated at any time prior to March 31, 2022 (other than as a result of consummating the Acquisition) or (iii) Martin Marietta publicly announces at any time prior to March 31, 2022 that it will no longer pursue the consummation of the Acquisition, then Martin Marietta will be required to redeem all of the outstanding 2031 Notes and 2051 Notes pursuant to a special mandatory redemption at a redemption price equal to 101% of the aggregate principal amount of the 2031 Notes and the 2051 Notes, respectively, plus accrued and unpaid interest to, but excluding, the date of such special mandatory redemption. The 2023 Notes will not be subject to the special mandatory redemption.

Optional Redemption.  Prior to July 2, 2022 (the “2023 Par Call Date”), Martin Marietta may redeem the 2023 Notes, at its option, at any time in whole or from time to time in part at a price equal to the greater of:  (i) 100% of the principal amount of the 2023 Notes to be redeemed and (ii) the sum of the present values of the principal amount of the 2023 Notes to be redeemed and the remaining scheduled payments of interest thereon after the date of optional redemption (a “2023 Optional Redemption Date”) through the 2023 Par Call Date (assuming, for this purpose, that the 2023 Notes are scheduled to mature on the 2023 Par Call Date), excluding interest, if any, accrued thereon to such 2023 Optional Redemption Date, discounted to such 2023 Optional Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 10 basis points (or 0.100%) plus, in each case, unpaid interest, if any, accrued thereon to, but excluding, such 2023 Optional Redemption Date.  On or after the 2023 Par Call Date and prior to maturity, Martin Marietta may redeem the 2023 Notes at any time in whole or from time to time in part at a price equal to 100% of the principal amount of the 2023 Notes, at its option, to be redeemed, plus unpaid interest, if any, accrued thereon to, but excluding, the 2023 Optional Redemption Date.

Prior to April 15, 2031 (the “2031 Par Call Date”), Martin Marietta may redeem the 2031 Notes, at its option, at any time in whole or from time to time in part at a price equal to the greater of:  (i) 100% of the principal amount of the 2031 Notes to be redeemed and (ii) the sum of the present values of the principal amount of the 2031 Notes to be redeemed and the remaining scheduled payments of interest thereon after the date of optional redemption (a “2031 Optional Redemption Date”) through the 2031 Par Call Date (assuming, for this purpose, that the 2031 Notes are scheduled to mature on the 2031 Par Call Date), excluding interest, if any, accrued thereon to such 2031 Optional Redemption Date, discounted to such 2031 Optional Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 15 basis points (or 0.150%) plus, in each case, unpaid interest, if any, accrued thereon to, but excluding, such 2031 Optional Redemption Date.  On or after the 2031 Par Call Date and prior to maturity, Martin Marietta may redeem the 2031 Notes at any time in whole or from time to time in part at a price equal to 100% of the principal amount of the 2031 Notes, at its option, to be redeemed, plus unpaid interest, if any, accrued thereon to, but excluding, the 2031 Optional Redemption Date.

Prior to January 15, 2051 (the “2051 Par Call Date”), Martin Marietta may redeem the 2051 Notes, at its option, at any time in whole or from time to time in part at a price equal to the greater of:  (i) 100% of the principal amount of the 2051 Notes to be redeemed and (ii) the sum of the present values of the principal amount of the 2051 Notes to be redeemed and the remaining scheduled payments of interest thereon after the date of optional redemption (a “2051 Optional Redemption Date”) through the 2051 Par Call Date (assuming, for this purpose, that the 2051 Notes are scheduled to mature on the 2051 Par Call Date), excluding interest, if any, accrued thereon to such 2051 Optional Redemption Date, discounted to such 2051 Optional Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 20 basis points (or 0.200%) plus, in each case, unpaid interest, if any, accrued thereon to, but excluding, such 2051 Optional Redemption Date.  On or after the 2051 Par Call Date and prior to maturity, Martin Marietta may redeem the 2051 Notes at any time in whole or from time to time in part at a price equal to 100% of the principal amount of the 2051 Notes, at its option, to be redeemed, plus unpaid interest, if any, accrued thereon to, but excluding, the 2051 Optional Redemption Date.

Change of Control Repurchase Event.  If a Change of Control Repurchase Event (as defined in the Indenture) occurs, unless Martin Marietta has exercised its right to redeem the Notes in full, or, with respect to the 2031 Notes and the 2051 Notes, is redeeming such Notes in full pursuant to a special mandatory redemption, Martin Marietta will be required to offer to repurchase all of the outstanding Notes at a repurchase price equal to 101% of their principal amount, plus unpaid interest, if any, accrued thereon to, but excluding, the date of repurchase.

Other Covenants.  The Indenture contains covenants that restrict Martin Marietta’s ability, with certain exceptions, to (i) incur debt secured by liens, (ii) engage in sale and leaseback transactions and (iii) merge or consolidate with or into, or transfer all or substantially all of the assets of Martin Marietta and its subsidiaries, taken as a whole, to, another entity.  These covenants are subject to a number of important exceptions and qualifications, as described in the Indenture.

Events of Default.  The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include non-payment, breach of covenants in the Indenture and certain events of bankruptcy and insolvency.  Generally, if an event of default occurs, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal of all such outstanding Notes and any accrued interest thereon immediately due and payable.

The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), pursuant to an effective shelf registration statement on Form S-3ASR (File No. 333-238199), as supplemented by the prospectus supplement dated June 21, 2021, filed with the Securities and Exchange Commission under the Act.

The foregoing description of the Indenture (including the form of Notes) does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the Fourth Supplemental Indenture (including the form of Notes), which are attached hereto as Exhibits 4.1, 4.2, 4.3, 4.4 and 4.5 and incorporated by reference herein.

Item 8.01.	Other Events.

In connection with the Notes offering, copies of the legal opinions of Robinson, Bradshaw & Hinson, P.A. and Cravath, Swaine & Moore LLP relating to the Notes are attached hereto as Exhibits 5.1 and 5.2, respectively.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits
4.1
Indenture, dated as of May 22, 2017, between Martin Marietta Materials, Inc. and Regions Bank, as trustee (incorporated by reference to Exhibit 4.1 of Martin Marietta’s Current Report on Form 8-K, filed on May 22, 2017).

4.2	Fourth Supplemental Indenture, dated as of July 2, 2021, between Martin Marietta Materials, Inc. and Regions Bank, as trustee, governing the Notes.
4.3	Form of 0.650% Senior Notes due 2023 (contained in Exhibit 4.2).
4.4	Form of 2.400% Senior Notes due 2031 (contained in Exhibit 4.2).
4.5	Form of 3.200% Senior Notes due 2051 (contained in Exhibit 4.2).
5.1	Opinion of Robinson, Bradshaw & Hinson, P.A.
5.2	Opinion of Cravath, Swaine & Moore LLP.
23.1	Consent of Robinson, Bradshaw & Hinson, P.A. (contained in Exhibit 5.1).
23.2	Consent of Cravath, Swaine & Moore LLP (contained in Exhibit 5.2).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTIN MARIETTA MATERIALS, INC.

By:	/s/ James A.J. Nickolas
	Name:	James A. J. Nickolas
	Title:	Senior Vice President and Chief Financial Officer

Date:  July 2, 2021